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                                                                  EXHIBIT 23(a)

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form 8-K of our report dated March 22, 1999 on the financial statements of 3DX Technologies Inc. for the year ended December 31, 1998 included in Esenjay Exploration, Inc.'s registration statement on Form S-4 No. 333-80243 and to all references to our Firm included in or made a part of this Form 8-K.

                                       ARTHUR ANDERSEN LLP




Houston, Texas
October 8, 1999